Exhibit 99.1

Date:	December 23, 2009
Contact:	Steve Wells, Los Alamos National Bank President, 505-662-5171

For Immediate Release

Trinity Capital Corporation

Announces Semi-Annual Dividend

LOS ALAMOS, N.M., December 23, 2009 — Trinity Capital Corporation (“Trinity”), the holding company for Los Alamos National Bank (“LANB”) and Title Guaranty & Insurance Company, announced a semi-annual dividend of $0.27 per share to be paid to shareholders of record as of December 31, 2009 and payable on January 15, 2010.  This compares to a dividend declared of $0.40 for the same period in 2008. The total dividend declared in 2009 is $0.67, compared to total dividends declared in 2008 of $0.80.

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Trinity is a bank holding company with $1.6 billion in total assets and has 320 employees. LANB is currently in its 47th year of operation, and offers financial services at its main office in Los Alamos, an office in White Rock, three offices in Santa Fe and an office in Albuquerque. LANB also operates a network of 31 automatic teller machines throughout northern New Mexico. Title Guaranty & Insurance Company offers its services from its offices in Los Alamos and Santa Fe.

This document contains, and future oral and written statements of Trinity and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Trinity. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Trinity’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Trinity undertakes no obligation to update any statement in light of new information or future events. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Trinity and its business, including additional factors that could materially affect Trinity’s financial results, is included in Trinity’s filings with the Securities and Exchange Commission.